Focused Growth Fiscal 2004 August 1, 2003 Conference Call

Safe Harbor This presentation may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous risks and uncertainties, many of which are outside the Company's control. As such, no assurance can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. Factors could cause actual results to differ materially from such forward-looking statements. For a description of these factors, see the Company's prior filings with the Securities and Exchange Commission, including the most recent Form 10-K. ACS disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future event, or otherwise.

Transaction Overview Sale of selected ACS Federal operations to Lockheed Martin Acquisition of Lockheed Martin's commercial IT outsourcing business Non-dilutive to earnings Slide 1

Transaction Rationale Improves ACS focus Improves revenue growth profile Improves operating margin Improves balance sheet and financial flexibility Slide 2

Closing Conditions Government regulatory approval Other consents No material adverse changes Slide 3

Divested Federal Business ($ in millions) Slide 4

Divested Revenues - Quarterly Impact ($ in millions) Slide 5

Acquired Business Commercial IT outsourcing Trailing, recurring revenues of approximately $240 million World-class clients World-class BPO prospects Additional geographic data centers Slide 6

Revenue Mix Impact ($ in millions) Slide 7

Net Cash Proceeds at Closing ($ in millions) Slide 8

Preliminary Non-Recurring Gain Slide 9 $1.00 to $1.20 per share

Accretion / Dilution Analysis ($ in millions, except EPS) Slide 10

Fiscal Year 2004 Guidance ($ in millions) Slide 11

Fiscal Year 2004 Quarterly Guidance ($ in millions, except per share amounts) Slide 12